UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2018

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 1.01 Entry into a Material Definitive Agreement.
(a)    Agreement to Acquire Syntron Material Handling Group

On December 9, 2018, Kadant Inc. (“Kadant” or the “Company”) entered into an Equity Purchase Agreement (the “Acquisition Agreement”) with (i) LLCP PCS Alternative Syntron, LLC and Syntron Material Handling Group, LLC (together, the “Target”), (ii) PCS Alternative Corp Seller 1, LLC, PCS Alternative Corp Seller 2, LLC, and SMH Equity, LLC (collectively, the “Sellers”) and (iii) Levine Leichtman Capital Partners Private Capital Solutions, L.P., as the representative of the Sellers, under which the Company has agreed to purchase the equity interests of Target from the Sellers (the “Acquisition”). The Target is an industrial manufacturer of material handling equipment and systems.

Pursuant to the Acquisition Agreement, and subject to the terms and conditions contained therein, at the closing of the Acquisition, the Company will acquire all the outstanding equity interests of the Target from the Sellers for an aggregate purchase price of approximately $179 million in cash and subject to certain working capital and other adjustments, as described in the Acquisition Agreement.

The parties’ obligations to consummate the Acquisition are subject to customary closing conditions, including the expiration or termination of the applicable antitrust waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the consummation of restructuring transactions by the Sellers. There is no financing condition to closing in the Acquisition Agreement.

The parties to the Acquisition Agreement have each made customary representations, warranties and covenants in the Acquisition Agreement. The parties have also agreed to enter into a representation and warranty insurance policy and to indemnify each other for specified matters, subject to certain limitations. Either party may terminate the Acquisition Agreement if (i) the closing has not occurred on or prior to February 26, 2019, (ii) an order or law permanently prohibiting the Acquisition has become final and non-appealable or (iii) the other party has breached its representations, warranties or covenants, subject to customary materiality qualifications and abilities to cure. The Sellers are subject to confidentiality and non-solicitation provisions.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which will be filed as an exhibit to Kadant's Annual Report on Form 10-K for the fiscal year ended December 29, 2018 with the Securities and Exchange Commission.

(b) Limited Consent under Amended and Restated Credit Agreement

On December 9, 2018, the Company entered into a Limited Consent (the “Limited Consent”) under its existing Amended and Restated Credit Agreement, dated as of March 1, 2017, as amended (the “Credit Agreement”), by and among the Company, certain of its subsidiaries, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Citizens Bank, N.A., as Administrative Agent and as Multicurrency Administrative Agent, pursuant to which the Lenders agreed to limit the funding conditions set forth in the applicable sections of the Credit Agreement (such limited conditions, the “Limited Funding Conditions”) with respect to loans which may be made as requested by the Company to fund a portion of the Acquisition purchase price, provided that the Acquisition is consummated and funded within 120 days of the date of execution of the Limited Consent. The Limited Funding Conditions include (i) the accuracy of certain representations and warranties contained within the Credit Agreement and (ii) confirmation that certain of the events of default identified in the Credit Agreement have not occurred.

The foregoing description of the Limited Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Consent, a copy of which will be filed as an exhibit to Kadant's Annual Report on Form 10-K for the fiscal year ended December 29, 2018 with the Securities and Exchange Commission.

KADANT INC.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company in connection with the Acquisition and Limited Consent is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

On December 10, 2018, the Company will hold a webcast and conference call to discuss the transactions described above at 3:00 p.m. eastern time. A copy of an investor presentation with an overview of the pending acquisition that will be presented on the webcast and discussed in the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is posted in the “Investors” section of the Company’s website at www.kadant.com.

The information contained in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of the Target, the benefits of the Acquisition, the probable timing and financing of the completion of the Acquisition, and the expected future business and financial performance of the Target following the transaction. These forward-looking statements represent Kadant’s expectations as of the date of this press release. Kadant undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause Kadant's actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the ability to consummate the Acquisition; the ability to obtain financing to complete the Acquisition; Kadant’s ability to successfully integrate the Target and its operations and employees and realize anticipated benefits from the transaction; unanticipated disruptions to the business, general and regional economic conditions, and the future performance of the Target; the risk that regulatory approvals required for the Acquisition are not obtained or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the Acquisition are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Acquisition; uncertainties as to the timing of the Acquisition; competitive and/or investor responses to the Acquisition; uncertainty of the expected financial performance of the combined operations following completion of the Acquisition; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Acquisition; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; Kadant’s customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; Kadant’s acquisition strategy; Kadant’s internal growth strategy; competition; soundness of suppliers and customers; Kadant’s effective tax rate; future restructurings; soundness of financial institutions; Kadant’s debt obligations; restrictions in Kadant’s credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of Kadant’s information systems or breaches of data security; fluctuations in Kadant’s share price; and anti-takeover provisions. Kadant undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

KADANT INC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following exhibits relating to Item 1.01 and Item 7.01 shall be deemed to be furnished and not filed.

Exhibit No.	Description of Exhibits

99.1	Press Release dated December 10, 2018, announcing the execution of the Acquisition Agreement and Limited Consent.

99.2	Investor Presentation to be presented by the Company on December 10, 2018.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: December 10, 2018	By:	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer

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